JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 15, 2006 (including amendments thereto) with respect to the Class A Common Stock of Avalon Holdings Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 15, 2006

MOLOCO VALUE FUND, L.P.

                                       By:  Moloco Value Fund, L.P.

                                            By: /s/ Darryl B. Chan
                                                ---------------------------
                                                Darryl B. Chan, Managing Member
                                                of the General Partner

MOLOCO CAPITAL PARTNERS LLC

                                            By: /s/ Darryl B. Chan
                                                ---------------------------
                                                Darryl B. Chan, Managing Member

DARRYL B. CHAN

                                            By: /s/ Darryl B. Chan
                                                ---------------------------
                                                Darryl B. Chan

KEVIN J. LYONS

                                            By: /s/ Kevin J. Lyons
                                                ---------------------------
                                                Kevin J. Lyons